UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

(Name of Registrant as specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

TO OUR STOCKHOLDERS:

The annual meeting of the stockholders of The Colonial BancGroup, Inc. will be held at 10:00 a.m., Wednesday, April 16, 2003 at the Colonial Financial Center, One Commerce Street, Montgomery, Alabama.

Enclosed is a Notice of the meeting, a Proxy Statement, a proxy card and the Annual Report to Shareholders for 2002. We hope that you will study the enclosed material carefully and attend the meeting in person.

Whether you plan to attend the meeting or not, please sign and date the enclosed proxy card and return it in the accompanying envelope as promptly as possible. Alternatively, you may submit your vote by telephone or via the internet if your proxy card contains instructions for doing so. The proxy may be revoked by your vote in person at the meeting, by submission of a later dated proxy, or by you giving written notice of revocation to the Secretary of The Colonial BancGroup, Inc., at any time prior to the voting thereof. Thank you for your support.

Sincerely,

Robert E. Lowder

Chairman of the Board,

Chief Executive Officer and President

March 17, 2003

NOTICE

of the

ANNUAL MEETING OF STOCKHOLDERS

of

THE COLONIAL BANCGROUP, INC.

To Be Held April 16, 2003

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of The Colonial BancGroup, Inc. (“BancGroup”), a Delaware corporation, will be held at the Colonial Financial Center, One Commerce Street, Montgomery, Alabama, on Wednesday, April 16, 2003 at 10:00 a.m., central time, for the following purposes:

1.  To elect the nominees named in the Proxy Statement as directors to serve terms of three years as set out therein.

2.  To transact such other business as may properly come before the meeting or any adjournments thereof, but which is not now anticipated.

Details respecting these matters are set forth in the accompanying Proxy Statement. Only stockholders of record at the close of business on February 20, 2003 will be entitled to notice of, and to vote at, the meeting. A complete list of the stockholders of record entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open to examination by any stockholder at BancGroup’s principal office at One Commerce Street, Montgomery, Alabama, during ordinary business hours for any purpose germane to the meeting. Such list will be open for a period of at least ten days prior to the meeting.

All stockholders of BancGroup are cordially invited to attend the meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. ALTERNATIVELY, IF YOUR PROXY CARD CONTAINS INSTRUCTIONS AS TO VOTING VIA TELEPHONE OR INTERNET, YOU MAY FOLLOW THOSE INSTRUCTIONS. THE PROXY MAY BE REVOKED BY YOUR VOTE IN PERSON AT THE MEETING, BY YOUR EXECUTION AND SUBMISSION OF A LATER DATED PROXY BEFORE THE MEETING, OR IF YOU VOTE ELECTRONICALLY, THEN BEFORE 11:59 P.M. EASTERN TIME ON APRIL 15, 2003, OR BY YOU GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF BANCGROUP AT ANY TIME PRIOR TO THE VOTING THEREOF.

By Order of the Board of Directors

W. Flake Oakley

Executive Vice President,  Chief Financial Officer and Secretary

March 17, 2003

THE COLONIAL BANCGROUP, INC.

One Commerce Street

Post Office Box 1108

Montgomery, Alabama 36101

Telephone: 334-240-5000

PROXY STATEMENT

FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement and the accompanying proxy card are furnished on or about March 17, 2003 by The Colonial BancGroup, Inc. (“BancGroup”) to the holders of record of common stock, par value $2.50 per share, of BancGroup (the “Common Stock”) in connection with BancGroup’s annual meeting of stockholders (the “Annual Meeting”), and any adjournments thereof, to be held on Wednesday, April 16, 2003, at 10:00 a.m., central time, at the Colonial Financial Center, One Commerce Street, Montgomery, Alabama. The matters to be considered and acted upon, including the election of directors, are described herein.

BancGroup’s Nominating Committee and the Board of Directors of BancGroup (the “Board”) recommend the election of each of the six director-nominees named in this Proxy Statement for a term of three years.

Your proxy is solicited on behalf of the Board and is revocable at any time prior to the voting of such proxy by giving written notice of revocation to the Secretary of BancGroup, by submitting a later-dated proxy, or by voting in person at the Annual Meeting. Mere attendance at the Annual Meeting without voting in person will not be sufficient to revoke a previously submitted proxy. All properly submitted proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with instructions, if any. If no instructions are given, the proxies will be voted FOR election of the director-nominees named herein, and in accordance with the instructions of management as to any other matters that may come before the Annual Meeting.

The cost of soliciting proxies will be borne by BancGroup. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, facsimile, e-mail or other electronic means. Banks, brokers, nominees or fiduciaries should forward the soliciting material to the principals to obtain authorization for the execution of proxies, as required by law. BancGroup also will allow proxies to be delivered by telephone or via the Internet. BancGroup may, upon request, reimburse banks, brokers and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to the principals. BancGroup has retained the firm of Georgeson & Co. to solicit proxies and will pay such firm a fee of $6,500 plus out of pocket expenses.

Stockholders Eligible to Vote

This Proxy Statement is furnished to the holders of Common Stock who were holders of record as of the close of business on February 20, 2003. Only those holders are eligible to vote at the Annual Meeting.

Votes will be tabulated and counted by one or more inspectors of election appointed by the Chairman of the Board. Proxies marked as abstentions and shares held in street names which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Such proxies will be counted for purposes of determining a quorum at the Annual Meeting. A quorum consists of a majority of the shares of Common Stock outstanding.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

As of February 20, 2003, BancGroup had issued and outstanding 123,769,918 shares of Common Stock with approximately 9,684 stockholders of record. Each such share is entitled to one vote. In addition, as of that date, 3,821,385 shares of Common Stock were subject to issuance upon the exercise of options pursuant to BancGroup’s stock option plans, and up to 433,000 shares of Common Stock were issuable upon conversion of BancGroup’s Convertible Subordinated Debentures. There are currently 200,000,000 shares of Common Stock authorized. BancGroup is not aware of any material change in the ownership of Common Stock since February 20, 2003.

Principal Stockholders

The following table shows the only person who is known to BancGroup to be the beneficial owner, as of February 20, 2003, of more than 5% of BancGroup’s outstanding Common Stock.

	Shares of BancGroup Beneficially Owned
Name and Address	Common Stock		Percentage of Class Outstanding
Robert E. Lowder	6,438,131	(1)	5.2%
Post Office Box 1108 Montgomery, AL 36101

(1)	Includes 300,000 shares of Common Stock subject to options under BancGroup’s stock option plans. In addition, the total includes 25,960 shares and 22,628 shares owned by Mr. Lowder’s wife and stepson, respectively. Mr. Lowder disclaims beneficial ownership of these shares.

Security Ownership of Management

The following table indicates for each director, director-nominee, executive officer, and all executive officers and directors of BancGroup as a group the number of shares of outstanding Common Stock beneficially owned on February 20, 2003.

	Shares of BancGroup Beneficially Owned
Name	Common Stock		Percentage of Class Outstanding
DIRECTORS
Lewis E. Beville	6,127	(1)	*
William Britton	46,919	(2)	*
Jerry J. Chesser	330,393		*
Augustus K. Clements, III	50,597		*
Robert S. Craft	38,353	(3)	*
Patrick F. Dye	33,950		*
Clinton O. Holdbrooks	568,271	(4)	*
Harold D. King	217,362	(5)	*
Robert E. Lowder	6,438,131	(6)	5.2%
John Ed Mathison	46,755	(7)	*
Milton E. McGregor	100,000		*
John C.H. Miller, Jr.	98,810	(8)	*
Joe D. Mussafer	47,221		*
William E. Powell, III	33,474		*
James W. Rane	7,505		*
Frances E. Roper	760,643		*
Simuel Sippial	24,539	(9)	*
Edward V. Welch	63,768		*

EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS
W. Flake Oakley	187,409	(10)	*
Sarah H. Moore	64,745	(10)	*
Caryn D. Cope	49,463	(10)	*
All Executive Officers and Directors as a Group	9,214,435		7.4%

*	Represents less than 1%.
(1)	Includes 356 shares owned by Mr. Beville’s son.
(2)	Includes 7,232 shares owned by Mr. Britton’s wife. Mr. Britton disclaims beneficial ownership of the shares.
(3)	Includes 2,808 shares held by the IRA of Mr. Craft’s wife. Mr. Craft disclaims beneficial ownership of the shares.
(4)	Includes 386,252 shares held by Mr. Holdbrooks as trustee.
(5)	Includes 40,780 shares owned by Mr. King’s wife and 20 shares held in a trust of which he is beneficiary. Mr. King disclaims beneficial ownership of the shares.
(6)	Includes 300,000 shares of Common Stock subject to options under BancGroup’s stock option plans. In addition, the total includes 25,960 shares and 22,628 shares owned by Mr. Lowder’s wife and stepson, respectively. Mr. Lowder disclaims beneficial ownership of these shares.
(7)	Includes 2,000 shares owned by Dr. Mathison’s wife. Dr. Mathison disclaims beneficial ownership of the shares.
(8)	Includes 60,000 shares subject to options under BancGroup’s stock option plans. Includes 260 shares owned by Mr. Miller’s wife. Mr. Miller disclaims beneficial ownership of these shares.
(9)	Includes 500 shares owned by Mr. Sippial’s son.
(10)	Includes options held by W. Flake Oakley, Sarah H. Moore and Caryn Cope respecting 107,000, 47,500 and 29,000 shares, respectively, pursuant to BancGroup’s stock option plans, excluding options that are not exercisable within 60 days of February 20, 2003, due to vesting requirements. Mr. Oakley’s amount includes 4,465 shares owned by his sons. Ms. Moore’s amount includes 4,100 shares owned by her sons.

ELECTION OF DIRECTORS

The Board recommends that the stockholders elect the six persons named below to hold office for terms of three years, or until their successors are elected and qualified. BancGroup’s Amended and Restated Certificate of Incorporation provides that the number of directors which shall constitute the entire Board shall be fixed from time to time by resolutions adopted by the Board, but shall not be less than three persons. If the stockholders elect directors as recommended by the Board, then the Board shall consist of 18 members. By resolution, the Board has currently fixed the maximum number of directors at 23.

BancGroup’s Amended and Restated Certificate of Incorporation provides for the election of directors by classes to terms of three years, with one class of approximately one-third of the total number of directors to be elected each year. Six nominees are proposed for election to the class of directors whose terms expire in 2006. These nominees were selected by BancGroup’s Nominating Committee. At the Annual Meeting, proxies cannot be voted for more than six directors.

If, prior to the voting at the Annual Meeting, any person proposed for election as a director is unavailable to serve or for good cause cannot serve, the shares represented by all valid proxies may be voted for the election of such substitute as the members of the Board may recommend. The management of BancGroup knows of no reason why any nominated person would be unavailable to serve as a director.

Assuming a quorum is present at the Annual Meeting, a plurality of the votes cast will be sufficient to elect the directors. On the proxy card, voting for directors is Proposal 1.

The bylaws of BancGroup contain certain limitations on stockholder nominations of candidates for election as directors. See “Bylaw Provisions Regarding Conduct of Stockholders’ Meetings” for a description of such limitations.

The following table provides certain biographical information about each nominee to be proposed on behalf of the Board and the directors whose terms will not expire until 2004 and 2005. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the last five years. Executive officers serve at the discretion of the Board.

DIRECTORS NOMINATED FOR A TERM EXPIRING IN 2006:

Name, Age and Year Became Director	Position and Office Held with BancGroup And Subsidiaries(1)	Present and Principal Occupation for Last Five Years
Lewis E. Beville 51, 1997	Director, BancGroup; Director, Gulf Coast Region; Chairman, Audit Committee	Vice President of T&B Ltd. d/b/a Thames, Batre, Mattei, Beville and Ison (insurance agency), Mobile, AL

Jerry J. Chesser 66, 1984	Director, BancGroup; Chairman of the Board, Northern Region; Member, Audit Committee	President, Shelby Contracting Company, Inc. (general contractor); Part Owner, Imperial Gardens Apartments, Huntsville, AL

John Ed Mathison 64, 1987	Director, BancGroup; Director, South Central Region	Senior Minister, Frazer Memorial United Methodist Church, Montgomery, AL

Joe D. Mussafer 63, 1981	Director, BancGroup; Director, South Central Region; Member, Personnel and Compensation Committee; Member, Asset/Liability Committee	President, Montgomery Beverage Company, Inc. (wholesale beverage distributorship), Montgomery, AL

Name, Age and Year Became Director	Position and Office Held with BancGroup And Subsidiaries(1)	Present and Principal Occupation for Last Five Years

Frances E. Roper 83, 1984	Director, BancGroup; Director, Northern Region; Member, Personnel and Compensation Committee; Member, Audit Committee	Owner, Roper’s Flowers (retail florist); Owner, Frances Roper Corporation (leasing company), Huntsville, AL

Edward V. Welch 70, 1981	Director, BancGroup; Director, South Central Region; Member, Asset/Liability Committee	Chairman of the Board, Welch, Hornsby & Welch, Inc, (investment advisory firm) and Trinity Investments, Inc., (investment holding company); Part Owner, The Timberlands, LLC, Montgomery, AL

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2005:

William Britton 78, 1985	Director, BancGroup; Director, Northern Region; Member, Audit Committee; Member, Nominating Committee	Chairman of the Board, Muscle Shoals Center, Inc., (truck service and retail sales business); Owner, Sun Machine Tool, Inc.; Owner, Mack Leasing of Alabama, Inc., Muscle Shoals, AL

Augustus K. Clements, III 60, 1997	Director, BancGroup; Director, Colonial Bank; Director, South Central Region; Member, Executive Committee	Managing Partner, Clements Financial Group, LLC, since 2001; Managing Partner, The Clements Agency, until 2001, Montgomery, AL

Patrick F. Dye 63, 1981	Director, BancGroup; Member, Asset/Liability Committee

Special Advisor, Auburn University; Part Owner, Craftmasters Printing, since 2001; Assistant to the President, Auburn University Foundation, since 2002; Former Host of “Pat Dye Outdoors” (Radio Show); Owner, Crooked Oaks Hunting Preserve; Owner, Wildlife Information, LLC, Auburn, AL

Milton E. McGregor 63, 1993	Director, BancGroup; Member, Personnel and Compensation Committee

Chief Executive Officer and President, Macon County Greyhound Park d/b/a Victoryland; Chief Executive Officer and President, Jefferson County Racing Association (greyhound racing facility); Part Owner, Southern Springs Nursing Home; Part Owner, Union Street Partners, Montgomery, AL

William E. Powell, III 58, 1987	Director, BancGroup; Director, South Central Region; Member, Audit Committee; Member, Nominating Committee; Member, Colonial Bank Trust Committee	Executive Vice President, Alabama Cattlemen’s Association (trade association representing the beef cattle industry), Montgomery, AL

Name, Age and Year Became Director	Position and Office Held with BancGroup And Subsidiaries(1)	Present and Principal Occupation for Last Five Years

Simuel Sippial 59, 1997

Director, BancGroup; Director, Colonial Bank; Chairman of the Board of the Montgomery Area of the South Central Region; Chairman, Personnel and Compensation Committee; Member, Audit Committee; Member, Colonial Bank Trust Committee; Member, Colonial Bank CRA Committee

President, Sippial Enterprises, Inc. (real estate investment company), Montgomery, AL

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2004:

Robert S. Craft 51, 1992	Director, BancGroup; Chairman of the Board, Gulf Coast Region; Member, Executive Committee; Chairman, Nominating Committee

President, Craft Development Corp. (golf course ownership and development company); Managing Partner, Pinehurst Development (real estate development company); Partner, Craft Turf Farms (turf grass production and sales company); President, Wingo Trucking (trucking company); Managing Member, Woodlands Management Co. (golf course management company); Managing Member, Bright’s Creek Development Co. (golf course ownership company); Managing Member, TRI-TEL, LLC (hotel ownership company); President, Cotton Creek Condominium Development Corp. (condominium development company); President, Craft Realty, Inc.; Member, Craft Properties, LLC (a family limited partnership); Managing Member, Turf Properties, LLC and Turf Properties #2, LLC, (turf grass production and sales company), Foley, AL

Clinton O. Holdbrooks 64, 1986	Director, BancGroup; Chairman of the Board, East Central Area of the South Central Region

Chairman of the Board, East Central Area of South Central Region since July, 2002; Chairman of the Board, Central Alabama Region June 2000 to July 2002; Chairman of the Board, East Central Region, January 1988 to June 2000, Vestavia Hills, AL

Name, Age and Year Became Director	Position and Office Held with BancGroup And Subsidiaries(1)	Present and Principal Occupation for Last Five Years

Harold D. King 70, 1986

Vice Chairman, BancGroup; Director, Birmingham Region; Director, Colonial Bank; Director, East Central Area of the South Central Region; Member, Executive Committee; Chairman, Asset/Liability Committee; Member, Colonial Bank CRA Committee

Vice Chairman, BancGroup; Part Owner, South Main Street, Inc., Pell City, AL

Robert E. Lowder* 60, 1981

Chairman of the Board, Chief Executive Officer and President, BancGroup; Chairman, Executive Committee, BancGroup; Chairman of the Board, Chief Executive Officer and President, Colonial Bank; Director, Birmingham Region; Director, Northern Region; Director, Gulf Coast Region; Director, South Central Region; Director, Central Florida Region; Director, South Florida Region; Director, Bay Area Region; Director, Southwest Florida Region; Chairman of the Board, Georgia Region; Director, Texas Region; Director, Nevada Region; Chairman of the Board, Chief Executive Officer and President, Colonial BancGroup Building Corporation; Member, Colonial Bank Trust Committee; Director, Great Florida Title, LLC

Chief Executive Officer and Chairman of the Board, (and President at all relevant times except 1997-2000) Colonial BancGroup; Chief Executive Officer and Chairman of the Board, (and President at all relevant times except 1997-2000) Colonial Bank; Chairman of the Board and CEO, Colonial Mortgage Company until 1999; Chairman of the Board and President, Colonial Broadcasting Company, Inc. until 1998, Montgomery, AL

John C. H. Miller, Jr. 59, 1981	Director, BancGroup; Director, Gulf Coast Region; Member, Executive Committee	Member, Miller, Hamilton Snider & Odom, L.L.C. (law firm); Vice President, The Pilot Group (consulting firm), until 2001, Mobile, AL

James W. Rane 55, 1997	Director, BancGroup; Member, Asset/Liability Committee

President, Great Southern Wood Preserving, Inc., Great Southern Wood of Florida, Inc., Great Southern Wood of North Alabama, Inc. and Great Southern Wood—Statesboro, Inc.; Manager, Texas, Great Southern Wood, LLC (lumber companies), Abbeville, AL

*	Indicates that the director is also an executive officer.
(1)	All references to the word “Region” refer to a region of Colonial Bank.

BancGroup’s Amended and Restated Certificate of Incorporation provides that there shall be an Audit Committee of the Board composed of not less than three directors appointed by the Board at least annually, none of whom shall be active officers of BancGroup. The Audit Committee shall make an examination at least once each year into the financial affairs of BancGroup and to report the results of its examination in writing to the

Board at its next regular meeting. The Audit Committee may make recommendations to the Board and, with the approval of the Board, may employ an independent firm of certified public accountants. The Audit Committee of the Board presently consists of Lewis E. Beville, Chairman, William Britton, Jerry J. Chesser, William E. Powell, Frances E. Roper, and Simuel Sippial. The Audit Committee met four times in 2002 (See “Audit Committee Report”). All members of the Audit Committee are viewed by BancGroup as being independent. Throughout this Proxy Statement, a reference to being “independent,” means independent as that term is defined by Section 303.01(B)(2)(a) and (b) of the listing standards of the New York Stock Exchange (the “NYSE”).

BancGroup has a Personnel and Compensation Committee presently consisting of Simuel Sippial, Chairman, Robert S. Craft, Milton E. McGregor, Joe D. Mussafer and Frances E. Roper. The principal functions of this committee are to make recommendations from time to time to the Board regarding compensation and personnel matters, compensation plans in which officers and directors are eligible to participate, the establishment of or changes in benefit plans in which officers and employees participate, and personnel policies. A subcommittee of this committee consisting of Joe D. Mussafer, Frances E. Roper, and Simuel Sippial performed these functions regarding executive officers of BancGroup through January 15, 2003. The subcommittee was dissolved on January 15, 2003. The committee met one time, and the subcommittee met three times in 2002 (See “Executive Compensation Committee Report”). All current members of this committee are viewed by BancGroup as being independent.

BancGroup has a Nominating Committee. This committee’s purpose is to nominate directors to stand for election as directors of BancGroup. This committee presently consists of Robert S. Craft, Chairman, William Britton and William E. Powell, III. This committee recommended the nomination of the directors listed on page 4, who stand for election at the 2003 annual meeting of stockholders. The committee met once in 2002. All members of the Nominating Committee are viewed by BancGroup as being independent. The Nominating Committee will consider nominees recommended by BancGroup stockholders, but only if such nominees are submitted in accordance with BancGroup’s bylaws. See “Bylaw Provisions Regarding Conduct of Stockholders’ Meetings” for a description of the procedures that must be followed to nominate a director.

BancGroup has an Executive Committee presently consisting of Robert E. Lowder, Chairman, Augustus K. Clements, III, Robert S. Craft, Harold D. King, and John C.H. Miller, Jr. The principal functions of this committee are to perform certain actions in lieu of the Board at times when a meeting of the full Board is not feasible or practicable. This committee did not meet in 2002.

BancGroup has an Asset/Liability Committee (ALCO) presently consisting of Harold D. King, Chairman, Patrick F. Dye, Joe D. Mussafer, James W. Rane, and Edward V. Welch. The principal function of this committee is to establish a framework of procedures, responsibilities and policies regarding the management of BancGroup’s assets and liabilities in order to optimize the net interest margin and net income under a range of interest rate scenarios while assuming reasonable business risks. Management provides to this committee detailed reports on the company’s interest rate risk and liquidity position along with current strategies. The committee met four times in 2002.

During 2002, the Board met four times. All incumbent BancGroup directors attended 75% or more of the Board meetings and their respective committee meetings, in which he or she served.

Both the Board of Directors and the management of BancGroup are committed to sound corporate governance principles. With that commitment, the management of BancGroup has reviewed, both internally and with the Board of Directors, the provisions of the Sarbanes-Oxley Act of 2002, the recently issued proposed and final rules of the Securities and Exchange Commission and the proposed listing standards revisions of the NYSE. BancGroup believes that its current practices meet most of the proposed requirements. The Board of Directors and its committees intend to comply with these standards on or before their effective dates. These rules and standards continue to undergo modifications. Some of these modifications have occurred subsequent to the last meeting of the Board of Directors on January 15, 2003 and will be appropriately addressed at future board meetings.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires BancGroup’s directors, certain officers and 10% stockholders, if any, to file reports of ownership and changes in ownership of BancGroup Common Stock with the Securities and Exchange Commission (the “SEC”). Such officers, directors and 10% stockholders, if any, are required by SEC regulations to furnish BancGroup with copies of all Section 16(a) reports they file, including reports on Form 5, which are filed with the SEC annually.

The Forms 3 and 4 that were timely filed for Sheila P. Moody inadvertently understated the shares of BancGroup Common Stock that she owned in BancGroup’s 401(k) and Profit Sharing Plan by 527 shares. This understatement was corrected in the Form 5 filed by Ms. Moody for 2002. Other than the foregoing, and based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no reports on Form 5 were required for those persons, BancGroup believes that during 2002, all filings applicable to its officers, directors and 10% stockholders were made timely.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

The Personnel and Compensation Committee of BancGroup consists of Simuel Sippial, Chairman, Robert S. Craft, Milton E. McGregor, Joe D. Mussafer, and Frances E. Roper. Until January 15, 2003, the Personnel and Compensation Committee also included John Ed Mathison and John C.H. Miller, Jr. Mr. Mathison received $18,000 in employment-related compensation from BancGroup in 2002. Mr. Miller is a member in the law firm of Miller, Hamilton, Snider & Odom, L.L.C. Such firm performed legal services for BancGroup, its subsidiary bank, Colonial Bank, and other operating subsidiaries in 2002 and received approximately $2,148,028 in fees. In addition, as described below at “Executive Compensation—Director Compensation,” Mr. Miller received employment-related compensation of $42,810 and use of a company provided vehicle for personal use valued at $8,408 from BancGroup in 2002. See “—Other Transactions”.

Robert E. Lowder is the Chairman of the Board, Chief Executive Officer, President and a principal stockholder of BancGroup. BancGroup and its subsidiaries lease office space in the Colonial Financial Center in Montgomery, Alabama, from GC Associates I, Joint Venture, a company in which Mr. Lowder has a 16.7% ownership interest. The lease agreements, which began in 1987 and will expire in 2007, provide that BancGroup and its subsidiaries will pay rent of approximately $1.8 million in the aggregate, per annum, subject to certain adjustments, including reimbursement of certain operating expenses, to GC Associates I. Colonial Bank currently leases real estate which is partially owned by Mr. Lowder and on which one of its Montgomery, Alabama branches is located. Mr. Lowder currently receives an annual rental of $6,761 pursuant to this lease. This lease commenced in 1974, was renewed in 1999 and has a five-year term.

With respect to the preceding transactions, management of BancGroup believes that such arrangements are at least as favorable to BancGroup as those which might be negotiated with unaffiliated parties for similar transactions.

Other Transactions

BancGroup has retained in the past and proposes to retain in the future on behalf of BancGroup or its subsidiaries the law firm of Miller, Hamilton, Snider & Odom, L.L.C., Mobile, Alabama, of which a director of BancGroup, John C. H. Miller, Jr., is a member. Legal fees paid to this firm by BancGroup and its subsidiaries were approximately $2,148,028 in 2002.

Management of BancGroup believes that such arrangements and related transactions are at least as favorable to BancGroup as that which might be negotiated with unaffiliated parties for similar arrangements and transactions.

Loans

Certain directors, officers and the principal stockholder of BancGroup and their affiliated interests were customers of and had transactions with Colonial Bank in the ordinary course of its business during the past year. Additional transactions may be expected to take place in the ordinary course of business. Included in such transactions were outstanding loans and commitments from Colonial Bank, all of which were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents for the last three fiscal years of BancGroup the compensation paid to the Chief Executive Officer of BancGroup, and the three most highly compensated individuals who served as executive officers of BancGroup during calendar year 2002, in addition to the Chief Executive Officer, whose total annual salary and bonus for 2002 exceeded $100,000. There are only four employees which Colonial considers Executive Officers, including the Chief Executive Officer.

					Long Term Compensation Awards
Name and Principal Position	Annual Compensation				Restricted Stock Awards($)		Securities Underlying Options(#)		All Other Compensation(1)
	Year	Salary($)	Bonus($)
Robert E. Lowder	2002	$982,190	—		$11,799	(3)	—		$43,672
Chairman, Chief Executive Officer	2001	950,000	$419,900	(2)	1,044,509	(3)(4)	—		29,444
and President	2000	950,000	189,050		1,354,357	(3)(4)	200,000	(5)	35,057

W. Flake Oakley	2002	$251,000	—		—		—		$5,500
Executive Vice President, Chief	2001	231,000	$60,000		$28,020	(4)	10,000	(7)(8)	5,250
Financial Officer and Secretary	2000	220,000	50,000		—		—		5,250

Sarah H. Moore	2002	$240,000	—		—		5,000	(9)	$5,500
Executive Vice President and	2001	215,385	$60,000		$28,020	(4)	5,000	(7)(8)	5,250
Chief Operations Officer	2000	182,500	50,000		—		50,000	(6)	4,813

Caryn D. Cope(10)	2002	$225,000	—		—		16,000	(9)	$11,500
Executive Vice President and	2001	175,000	$60,000		$28,020	(4)	5,000	(7)(8)	11,138
Chief Credit Officer

(1)	The amounts shown in this column for Mr. Lowder consist of $36,246, $23,265, and $28,878 in compensation for personal use of the company aircraft in 2002, 2001 and 2000, respectively. They also include for Mr. Lowder $6,000, $5,250, and $5,250 contributed in 2002, 2001 and 2000, respectively, to BancGroup’s 401(k) and Profit Sharing Plan; and $1,426, $929, and $929 in 2002, 2001 and 2000, respectively, for insurance premiums paid by BancGroup for Mr. Lowder. The amount shown for Ms. Cope for 2001 consists of $5,138 for contributions by BancGroup to BancGroup’s 401(k) Plan and $6,000 for a car allowance, respectively. The amount shown for Ms. Cope for 2002 consists of $5,500 for contributions by BancGroup’s 401(k) Plan and $6,000 for a car allowance, respectively. The amounts shown for all other persons reflect only contributions by BancGroup to the 401(k) and Profit Sharing Plan.
(2)	Represents a cash bonus awarded under BancGroup’s Management Incentive Plan.
(3)

Includes the market value of 989, 8,127, and 5,289 shares of Common Stock as of December 31, 2002, 2001 and 2000, respectively, awarded to Mr. Lowder in lieu of cash director fees pursuant to BancGroup’s Restricted Stock Plan for Directors. These shares vest annually on the day before the annual meeting of shareholders of the corporation in question. At December 31, 2002, December 31, 2001 and December 31, 2000, the per share market values of these shares were $11.93, $14.09, and $10.75, respectively.

(4)	Includes the market value on the date of grant of shares awarded under BancGroup’s Stock Bonus Plan. Mr. Lowder was granted 75,000 shares on March 29, 2001, subject to certain performance and/or vesting requirements. Mr. Lowder was granted 125,000 shares on March 29, 2000, subject to certain performance and/or vesting requirements. Mr. Lowder and Mr. Oakley were granted 25,000 and 5,000 shares, respectively, on January 2, 2000, based on 1999 performance, and therefore they are not included in this table. Mr. Oakley, Ms. Moore, and Ms. Cope received 2,000 shares each on January 2, 2002 based on 2001 performance. Accordingly, these shares are included in 2001 compensation. These shares vest at 20% per year beginning one year from the date of grant. The holder is entitled to receive dividends on these shares and to vote the shares prior to vesting. At March 29, 2000, January 2, 2000, March 29, 2001, and January 2, 2002, the per share market value of these shares were $10.38, $10.50, $12.40 and $14.01, respectively.

The following table provides information about restricted shares not vested as of December 31, 2002.

Name	Aggregate # of Restricted Shares Held	Market Value on December 31, 2002
Robert E. Lowder	177,282	2,114,974
W. Flake Oakley	5,000	59,650
Sarah H. Moore	3,400	40,562
Caryn D. Cope	5,000	59,650

(5)	Represents options awarded on March 29, 2000. 100,000 options vest subject to BancGroup’s stock price reaching $16.71 within five years of the grant date. The remaining 100,000 options vest on a 20% per year vesting schedule, beginning one year from the date of grant.
(6)	Represents options awarded May 16, 2000. These options vest at the rate of 20% per year beginning one year from the date of grant.
(7)	Represents options awarded December 28, 2001. These options vest at the rate of 20% per year beginning one year from the date of grant. Mr. Oakley, Ms. Moore, and Ms. Cope received options to purchase 10,000, 5,000, and 5,000 shares, respectively.
(8)	Does not include options granted pursuant to an option exchange program on June 18, 2001. Mr. Oakley, Ms. Moore and Ms. Cope received options to purchase 20,000, 10,000, and 4,000 shares, respectively.
(9)	Represents options awarded on December 30, 2002. These options vest at the rate of 20% per year beginning on the date of grant. Ms. Moore and Ms. Cope received options to purchase 5,000 and 16,000 shares respectively.
(10)	Ms. Cope became an Executive Officer in January 2001. Accordingly, information prior to that time is not included.

FOR A DISCUSSION OF CERTAIN COMPENSATION COMMITTEE INTERLOCKS, SEE “COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.” SEE ALSO “EXECUTIVE COMPENSATION COMMITTEE REPORT.”

Options

The following table shows certain information respecting exercised and unexercised options for Common Stock held by BancGroup executive officers at December 31, 2002. Certain options have been granted pursuant to a vesting schedule which only permits the holder to exercise options respecting 20% of the shares for each year the holder is employed after the grant of options.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

			Number of Securities Underlying Unexercised Options At December 31, 2002	Values of Unexercised In-the-Money Options At December 31, 2002(2)
Name	Shares Acquired On Exercise(#)	Value Realized($)(1)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Robert E. Lowder	—	—	280,000/220,000	$417,100/$313,200
W. Flake Oakley	17,000	$136,972	103,000/32,000	$133,290/$20,360
Sarah H. Moore	—	—	46,500/47,000	$74,040/$80,320
Caryn D. Cope	—	—	28,200/31,800	$21,960/$15,520

(1)	Value realized is the difference between the fair market value of the securities underlying the options and the exercise price on the date of exercise.
(2)	Value is calculated by subtracting the exercise price from the market value of underlying securities at December 31, 2002.

The following table shows certain information respecting grants of options respecting Common Stock to certain executive officers of BancGroup during 2002.

Option Grants in Last Fiscal Year

	Individual Grants			Market Price on Date of Grant	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)
						0%($)	5%($)	10%($)
Robert E. Lowder	—	—	—	—	—	—	—	—
W. Flake Oakley	—	—	—	—	—	—	—	—
Sarah H. Moore	5,000	—	11.75	*	December 30, 2012	—	36,948	96,632
Caryn D. Cope	16,000	—	11.75	*	December 30, 2012	—	118,232	299,624

*	Same as exercise price

Defined Benefit Plan

BancGroup maintains a Retirement Plan for all of the employees of BancGroup and its subsidiaries. An employee becomes eligible on January 1 or July 1 commencing at age 21 and after the completion of 1,000 hours of service during a year of employment by BancGroup or one of its subsidiaries.

The following table reflects the estimated annual benefits payable upon retirement under the Retirement Plan as a single life annuity commencing at age 65. These benefits ignore the lower benefit rate applicable to earnings below the Social Security Covered Compensation level.

Average Annual Remuneration	Years of Service
	5	10	15	20	25
$100,000	$ 7,600	$15,200	$22,800	$30,400	$38,000
125,000	9,500	19,000	28,500	38,000	47,500
160,000	12,160	24,320	36,480	48,640	60,800
200,000	15,200	30,400	45,600	60,800	76,000

A person’s benefits are not increased to the extent his average annual compensation exceeds $200,000.

Benefits are based upon the number of years of service (maximum 25 years), the participant’s final average earnings, and the amount of Social Security Covered Compensation. A participant receives credit for a year of service for every year in which 1,000 hours are completed in the employment of BancGroup or one of its subsidiaries.

The benefits shown are limited by the current statutory limitations, which restrict the amount of benefits that can be paid from a qualified retirement plan. The statutory limit on compensation that may be recognized in calculating benefits is $200,000. This limitation is scheduled to increase periodically with the cost of living increase.

All compensation except compensation which relates to director fees, if any, shown for executive officers in the cash compensation table above is covered by the Retirement Plan. Robert E. Lowder has 36 years of eligibility, W. Flake Oakley, has 15 years, Sarah H. Moore has 6 years and Caryn Cope has 17 years.

Compensation Plans

Directors’ Plan.    BancGroup’s Restricted Stock Plan for Directors (the “Directors’ Plan”) provides a means whereby directors of BancGroup and its subsidiaries, as well as its regional and local advisory boards, may receive shares of BancGroup Common Stock in lieu of cash fees for service as directors. Directors who are also employees are not currently eligible to participate in the Directors’ Plan.

Upon election as a director, each director may receive, at the option of the director, in lieu of cash fees, that number of whole shares of Common Stock of BancGroup, rounded to the nearest whole number, determined by dividing the Regular Fees the director would have received during the director’s current term of office by the average of the closing prices of the Common Stock as reported by the NYSE for the period of 30 trading days prior to such election. “Regular Fees” means that amount of fees payable to a director in cash, and without regard to attendance at meetings, for a full term of office as a director. Under the terms of the Directors’ Plan, a BancGroup director’s term of office begins upon the day of BancGroup’s annual meeting of stockholders and ends the day before the next year’s annual meeting.

A director may also elect to receive Common Stock at the end of the term, based upon the amount of Supplemental Fees such director would have been entitled to receive during such term and subject to certain restrictions and risks of forfeiture, provided such director has waived the receipt of Supplemental Fees at the commencement of such director’s term. “Supplemental Fees” means fees paid to a director for attendance at the committee meetings, special meetings of the Board, or otherwise, and which are paid only on an ad hoc basis. The number of shares to which the director is entitled shall be calculated at the end of the director’s term and shall be equal to that number of whole shares of Common Stock, rounded to the nearest whole number, determined by dividing the Supplemental Fees the director would have received during the current term by the average of the closing prices of the Common Stock for the period of 30 trading days prior to the election as a director to such term.

Each director of BancGroup who participates in the Directors’ Plan must enter into a written agreement with BancGroup. Directors of BancGroup may elect on an annual basis whether to participate in the Directors’ Plan for the following year commencing with the annual meeting of stockholders, in which case the 30-day period used to determine price expires prior to the annual meeting which commences the period of annual participation. No director may receive more than 4,800 shares of Common Stock during any one year, except for shares which may be received through stock splits, stock dividends, or certain other events specified in the Directors’ Plan.

Directors to whom shares of Common Stock have been awarded in lieu of Regular Fees under the Directors’ Plan have all rights of shareholders with respect to shares of Common Stock so awarded, subject to certain provisions regarding forfeiture, which means, among other things, that directors may receive dividends upon and vote the shares of Common Stock awarded in lieu of Regular Fees.

Stock Option Plans.    Effective July 1, 2001, BancGroup adopted The Colonial BancGroup, Inc. 2001 Long-Term Incentive Plan (the “LTIP”) pursuant to which equity based incentives, including but not limited to options for Common Stock and grants of Common Stock, may be issued to officers, directors (including regional and advisory directors) and employees. BancGroup may issue a total of 10,000,000 shares of Common Stock under the LTIP. BancGroup’s former stock option and stock bonus plans expired on June 30, 2001, but options issued pursuant to those plans remain outstanding.

Management Incentive Plan.    In 2000, BancGroup adopted a management incentive plan pursuant to which BancGroup’s Executive Compensation Committee may award certain executive officers of BancGroup cash compensation, the receipt of which is dependant on BancGroup achieving one or more pre-selected performance goals. No Common Stock is issued in connection with the Management Incentive Plan.

Director Compensation.    Directors of BancGroup receive fees of $2,500 per quarter, plus $1,000 for each Board meeting attended. Members of BancGroup committees receive fees of $500 ($750 for the Chairman) for each BancGroup committee meeting attended. The Chairman of the Audit Committee receives $1,000 for each meeting attended. Certain directors of BancGroup also serve as directors of Colonial Bank or its regional boards and receive fees that are comparable to those paid by BancGroup. Fees paid to BancGroup directors in cash for 2002 totaled $285,639. In 2002, a total of approximately 11,695 shares of Common Stock were earned for service in 2002 and approximately 14,233 shares were issued in 2002 for service in 2001 under the Directors’ Plan to BancGroup directors for service as directors of BancGroup and its subsidiaries.

John C. H. Miller, Jr., Clinton O. Holdbrooks, Patrick F. Dye and John Ed Mathison received employment-related compensation during 2002 of $42,810, $1,200, $3,000 and $18,000, respectively. Mr. Miller also received use of a company vehicle for personal use valued at $8,408. Mr. Miller provides advice to BancGroup management and to the Colonial Bank’s Gulf Coast Region that extends beyond the legal work for which Mr. Miller’s law firm receives legal fees. Mr. Holdbrooks, Mr. Dye and Dr. Mathison perform consulting, public relations and/or customer development services for either BancGroup, Colonial Bank or both.

EXECUTIVE COMPENSATION COMMITTEE REPORT

Throughout 2002, the Personnel and Compensation Committee of BancGroup (the “Committee”) consisted of John C.H. Miller, Jr., Chairman, Milton E. McGregor, Joe D. Mussafer, John Ed Mathison, Frances E. Roper, and Simuel Sippial. As with previous years, the Board utilized a subcommittee of the Committee (the “Subcommittee”) in 2002, which consisted of Joe D. Mussafer, Frances E. Roper, and Simuel Sippial, to determine all cash compensation for executive officers of BancGroup. The Subcommittee also made decisions regarding stock-based awards under BancGroup’s Long-Term Incentive Plan (the “LTIP”), including awards made to executive officers.

In 2002, John C.H. Miller, Jr. and John Ed Mathison received employment-related compensation from BancGroup, and the law firm of which Mr. Miller is a partner received legal fees from BancGroup. See “Executive Compensation Committee Interlocks and Insider Participation” and “Executive Compensation—Director Compensation.”

In response to proposed changes in listing standards by the NYSE which require independence (as that term is defined by the NYSE) of compensation committee members, on January 15, 2003, John C.H. Miller, Jr. and John Ed Mathison resigned from the Committee. Simuel Sippial was named Chairman of the Committee and Director Robert S. Craft was appointed to the Committee. Further, on January 15, 2003, the Subcommittee which had existed during previous years was dissolved. The Committee retains responsibility for the functions previously performed by the Subcommittee.

Compensation Principles

Executive compensation in 2002 was determined in accordance with five principles: (1) BancGroup’s financial performance, both in terms of the attainment of short-term and long-term goals; (2) the competitiveness of executive compensation with BancGroup’s peers; (3) the encouragement of stock ownership by executive officers; (4) the individual performance of each executive officer; and (5) recommendations of the Chief Executive Officer regarding all executive officers other than himself. No disproportionate weight was assigned to any individual principle.

Total Cash Compensation

Cash compensation consists of an annual salary established at the beginning of the fiscal year and a year-end bonus described further below. In setting compensation for the 2002 fiscal year, the Subcommittee reviewed the compensation paid by a peer group of 49 bank holding companies which, as of June 30, 2000, had total assets greater than $10.0 billion each, which is a category designated by the Board of Governors of the Federal Reserve System as Peer Group 1. A total of 60 bank holding companies were in this category, but compensation information on eleven companies was not available. BancGroup had total assets of $15.8 billion at year-end 2002.

The Subcommittee determined the salaries of the executive officers of BancGroup for 2002 in mid-January 2002. The salaries paid to executive officers in the peer group companies were analyzed in terms of (1) return on average assets, (2) return on average equity, (3) nonperforming assets, and (4) stock performance within ranges comparable to the same performance criteria for BancGroup. These criteria reflect how well the executives perform for the benefit of stockholders and provide a range of performance comparable to the performance of BancGroup.

The Subcommittee accorded equal weight to the performance criteria in assessing the performance of BancGroup and in making the comparisons with the peer group. The Subcommittee did not recommend compensation levels based upon a formula, but, rather, after reviewing the factors outlined above and receiving recommendations of the Chief Executive Officer for each person reviewed, other than the Chief Executive Officer, the Subcommittee established salaries for 2002 that, in its subjective judgment, were fair in terms of BancGroup’s performance in comparison with the peer group, the responsibilities performed by the executive within BancGroup and the level of compensation paid to comparable executives in the peer group companies.

Compensation for Chief Executive Officer

The Subcommittee evaluated the salary of the Chief Executive Officer on the basis of the same criteria used to evaluate salaries of other executive officers. The Subcommittee’s determination of an appropriate level of compensation for the Chief Executive Officer was thus based on a comparison of BancGroup’s performance with the performance of the peer group, the Chief Executive Officer’s responsibilities within BancGroup, and the compensation paid to chief executive officers within the peer group. In light of this evaluation, the Subcommittee increased the Chief Executive Officer’s salary for 2002 by $32,190 to $982,190.

Cash Bonuses

None of BancGroup’s Executive Officers received cash bonuses for 2002.

Stock Bonuses and Stock Options

In March 2000, the Subcommittee awarded the Chief Executive Officer 125,000 shares of restricted stock under BancGroup’s Stock Bonus and Retention Plan. The vesting of 62,500 of these shares is contingent upon BancGroup’s Common Stock price reaching a certain level within five years of the date the shares were granted, while the vesting of the remaining 62,500 shares of restricted stock is contingent upon the level of BancGroup’s return on average assets, return on average equity, earnings per share, and nonperforming assets. At its meeting held on February 5, 2003, the Subcommittee certified that 5,206 shares of restricted stock vested as a result of BancGroup’s performance in 2002 with respect to these four financial measures.

In addition, in March 2001, the Subcommittee awarded the Chief Executive Officer 75,000 shares of restricted stock under BancGroup’s Stock Bonus and Retention Plan. The vesting of 37,500 of these shares is contingent upon BancGroup’s Common Stock price reaching a certain level within five years of the date the shares were granted, while the vesting of the remaining 37,500 shares of restricted stock is contingent upon the level of BancGroup’s return on average assets, return on average equity, earnings per share, and nonperforming assets. At its meeting held on February 5, 2003, the Subcommittee certified that 3,899 shares of restricted stock vested as a result of BancGroup’s performance in 2002 with respect to these four financial measures.

In December 2002, the Subcommittee approved awards of incentive stock options under the LTIP to Ms. Cope and Ms. Moore, both executive officers of BancGroup, for 16,000, and 5,000 shares, respectively. The Subcommittee based these awards upon recommendations of the Chief Executive Officer.

This foregoing report is submitted by the Committee.

Simuel Sippial, Chairman

Robert S. Craft

Milton E. McGregor

Joe D. Mussafer

Frances E. Roper

ASSUMES $100 INVESTED ON DECEMBER 31, 1997

ASSUMES DIVIDENDS REINVESTED

FISCAL YEAR ENDED DECEMBER 31, 2002

Neither the foregoing graph nor the Executive Compensation Committee Report given above is to be deemed to be incorporated by reference into any past or subsequent filings by BancGroup under the Securities Act of 1933 or the Securities Exchange Act of 1934.

AUDIT COMMITTEE REPORT

The Audit Committee of BancGroup consists of Lewis E. Beville, Chairman, William Britton, Jerry J. Chesser, William E. Powell, Frances E. Roper and Simuel Sippial. The members of the Audit Committee satisfy the independence (as defined by Section 303.01(B)(2)(a) and (b) of the NYSE’s listing standards) and experience requirements of the NYSE and the applicable rules and regulations promulgated by the Securities and Exchange Commission pursuant to the Sarbannes-Oxley Act of 2002.

The Audit Committee has adopted a charter. The Audit Committee reviews its charter for adequacy on an annual basis. In accordance with its charter, the Audit Committee met four times in 2002. The Audit Committee has reviewed BancGroup’s audited financial statements with management to determine whether such statements were consistent with BancGroup’s audit policy and whether BancGroup’s internal controls were adequate for the preparation of the financial statements.

The Audit Committee also reviewed with management and BancGroup’s independent auditor the quarterly financial statements of BancGroup prior to the filing of BancGroup’s Quarterly Reports on Form 10-Q in 2002.

One of the Audit Committee’s responsibilities is to recommend to the BancGroup’s Board of Directors an independent auditor. The Audit Committee has recommended PricewaterhouseCoopers LLP as BancGroup’s independent auditor for 2003 (See “Relationship with Independent Public Accountant”).

In making its recommendation for 2003, the Audit Committee considered the fees paid to PricewaterhouseCoopers LLP in relation to the services PricewaterhouseCoopers LLP provided and the compatibility of any non-audit services that PricewaterhouseCoopers LLP provided to BancGroup with PricewaterhouseCoopers LLP’s status as its independent auditor. See “Relationship with Independent Public Accountant — Audit Fees” for more information regarding fees paid to PricewaterhouseCoopers LLP during 2002.

This foregoing report is submitted by the Committee.

Lewis E. Beville, Chairman

William Britton

Jerry J. Chesser

William E. Powell

Frances E. Roper

Simuel Sippial

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANT

Selection

BancGroup has selected the firm of PricewaterhouseCoopers LLP to act as its independent public accountant for 2003. It is expected that representatives of this firm will be present at the Annual Meeting and will have an opportunity to make a statement to, and to answer questions from, stockholders.

Audit Fees

For the 2002 audit of BancGroup’s annual financial statements, including the review of the quarterly financial statements included in BancGroup’s Quarterly Reports on Form 10-Q filed in 2002, BancGroup has agreed to pay PricewaterhouseCoopers LLP $420,000. As of December 31, 2002, $295,000 of these fees had been billed by PricewaterhouseCoopers LLP.

Financial Information Systems Design and Implementation Fees

For the year ending December 31, 2002, PricewaterhouseCoopers was not engaged to and did not provide any of the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

All Other Fees

For the year ended December 31, 2002, PricewaterhouseCoopers LLP billed $605,000 to BancGroup for services other than those described above. These fees primarily relate to internal audit services and tax advisory services, which amounted to $172,000 and $302,000 respectively. As of May 30, 2002, PricewaterhouseCoopers LLP discontinued providing internal audit services for BancGroup and does not anticipate providing such services in the future.

Compatibility of Fees

BancGroup’s Audit Committee has considered the provision of non-audit services by PWC and the fees paid to PWC for such services, and believes that the provision of such services and their fees are compatible with maintaining PWC’s independence (See “Audit Committee Report”).

BYLAW PROVISIONS REGARDING CONDUCT OF STOCKHOLDERS’ MEETINGS

BancGroup’s bylaws contain two provisions relating to the conduct of stockholders’ meetings. The first provision requires that certain procedures be followed by a stockholder of record who wishes to present business at the annual meeting of stockholders, including the nomination of candidates for election as directors. In order to nominate a person for election as a director or to present other business at a meeting, a stockholder must provide written notice thereof to the Secretary of BancGroup not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting, provided that, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

As it relates to director nominations, the written notice must state all information as to each nominee required to be disclosed in solicitations of proxies for election of directors under SEC regulations, including the written consent of each such nominee. As for any other business that the stockholder proposes to bring before the meeting, the written notice must contain a brief description of the business, the reasons for conducting the business at the meeting and any material interest in such business of such stockholder. The notice must also contain the name and address of such stockholder and the class and number of shares of BancGroup owned beneficially and of record, as well as the same information for each beneficial owner who may be nominated for election as a director.

The Board is not required to nominate a person designated by a stockholder or to take up such other business as may be contained in a written notice from a stockholder; however, compliance with this procedure would permit a stockholder to nominate the individual at the stockholders’ meeting, and any stockholder may vote shares in person or by proxy for any individual such stockholder desires. The procedures relating to nominating directors and presenting other business at a stockholders’ meeting may only be used by a stockholder who is a stockholder of record at the time of the giving of the notice by the stockholder to the secretary of BancGroup. The procedures do not prohibit or apply to stockholder proposals under SEC Rule 14a-8 as described at “Proposals of Stockholders.”

The second provision of BancGroup’s bylaws relates to the conduct of the business at a stockholders’ meeting. Under that provision, the Board has the authority to adopt rules for the conduct of meetings, and, unless inconsistent with any such rules, the Chairman of the meeting may prescribe such rules, regulations and procedures as, in his judgment, are appropriate for the proper conduct of the meeting.

PROPOSALS OF STOCKHOLDERS

Subject to certain rules of the SEC, proposals by stockholders intended to be presented at BancGroup’s 2004 annual meeting of stockholders must be received at BancGroup’s principal executive offices not less than 120 calendar days in advance of March 17, 2004 (November 19, 2003), for inclusion in the proxy or information statement relating to the 2004 annual meeting.

OTHER MATTERS

BancGroup does not know of any matters to be presented for action at the meeting other than those listed in the notice of the meeting and referred to herein.

BancGroup will furnish stockholders, upon written request and payment of a reasonable fee for copying charges, copies of the exhibits to its annual report on Form 10-K filed with the SEC for the year ended December 31, 2002. Requests should be made to:

The Colonial BancGroup, Inc.

Attn: Lisa Free

Post Office Box 1108

Montgomery, Alabama 36101-1108

PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. ALTERNATIVELY, IF YOUR PROXY CARD CONTAINS INSTRUCTIONS REGARDING DELIVERING YOUR PROXY VIA TELEPHONE OR THE INTERNET, YOU MAY FOLLOW THOSE INSTRUCTIONS.

YOU MAY REVOKE THE PROXY BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF BANCGROUP AT ANY TIME PRIOR TO THE VOTING THEREOF, BY EXECUTING AND SUBMITTING A LATER DATED PROXY BEFORE THE MEETING, OR IF YOU VOTE ELECTRONICALLY, THEN BEFORE 11:59 P.M. EASTERN TIME ON APRIL 15, 2003, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

PROXY

SOLICITED BY THE BOARD OF DIRECTORS

THE COLONIAL BANCGROUP, INC.

Annual Meeting of Stockholders

April 16, 2003

The undersigned hereby appoints Robert E. Lowder and William E. Powell, III, and either of them, or such other persons as the Board of Directors of The Colonial BancGroup, Inc. (“BancGroup”) may designate, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock, par value $2.50 per share, of BancGroup (the “Common Stock”) which the undersigned would be entitled to vote at the annual meeting of stockholders to be held on April 16, 2003, and at any and all adjournments thereof. The proxies, in their discretion, are further authorized to vote (i) for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, and (ii) on any other matter that may properly come before the meeting, including matters incident to the conduct of the meeting.

(Continued and to be signed on reverse side.)

Ù  FOLD AND DETACH HERE  Ù

¨	Please mark your votes as indicated in this example.	X
	FOR all nominees listed except as marked to the contrary	WITHHOLD authority to vote for all nominees
1. To elect the following Directors for terms expiring in 2006:	☐	☐
(01) Lewis E. Beville (04) Joe D. Mussafer (02) Jerry J. Chesser (05) Frances E. Roper (03) John Ed Mathison (06) Edward V. Welch
INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE ABOVE LIST.

PLEASE MARK ONE OF THE BOXES ON THE PROPOSAL ABOVE TO REFLECT YOUR VOTE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PERSONS NAMED IN PROPOSAL 1 ABOVE.

PLEASE SIGN AND DATE THIS PROXY.

Signature(s)                                                                       Phone No:
Dated:                                                                     , 2003

Please sign exactly as your name appears on this card. Agents, executors, administrators, guardians, and trustees must give full title as such. Corporations should sign by their President or authorized officer.

—  —  —  —  —  —  —  —  —  —  —  —  —   —  —  —  —  —  —  —  —  —  —  —  —  —
—  —  —  —  —  —  —  —  —  —  —  —  —

DETACH CARD

Ù  Please detach proxy at perforation before mailing.  Ù

YOU MAY VOTE BY TELEPHONE OR THE INTERNET.

If you are voting by telephone or the internet, please do not mail your proxy.

(    VOTE BY TELEPHONE    (

Call Toll-Free using a Touch-Tone phone

1-800-542-1160

VOTE BY INTERNET

Access the Website and cast your vote

http://www.votefast.com

VOTE BY MAIL

Return your proxy in the postage-paid envelope provided.

Vote 24 hours a day, 7 days a week!

Your telephone or internet vote must be received by 11:59 p.m. eastern daylight time on April 15, 2003 to be counted in the final tabulation.

YOUR CONTROL NUMBER IS

Vote by Telephone

Have your proxy card available when you call the Toll-Free number 1-800-542-1160 using a touch-tone phone. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote by Internet

Have your proxy card available when you access the website http://www.votefast.com. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

To Change Your Vote

Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent internet vote will change your vote. The last vote received before 11:59 p.m. eastern daylight time, April 15, 2003 will be the one counted. You may also revoke your proxy by voting in person at the Annual Meeting.

PROXY

SOLICITED BY THE BOARD OF DIRECTORS

THE COLONIAL BANCGROUP, INC.

Annual Meeting of Stockholders

April 16, 2003

The undersigned hereby appoints Robert E. Lowder and William E. Powell, III, and either of them, or such other persons as the Board of Directors of The Colonial BancGroup, Inc. (“BancGroup”) may designate, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock, par value $2.50 per share, of BancGroup (the “Common Stock”) which the undersigned would be entitled to vote at the annual meeting of stockholders to be held on April 16, 2003, and at any and all adjournments thereof. The proxies, in their discretion, are further authorized to vote (i) for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, and (ii) on any other matter that may properly come before the meeting, including matters incident to the conduct of the meeting.

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE ABOVE LIST.
☐ FOR all nominees listed except as marked to the contrary
☐ WITHHOLD authority to vote for all nominees
1. To elect the following Directors for terms expiring in 2006:
(01) Lewis E. Beville (02) Jerry J. Chesser (04) Joe D. Mussafer (05) Frances E. Roper	(03) John Ed Mathison (06) Edward V. Welch
PLEASE MARK ONE OF THE BOXES ON THE PROPOSAL ABOVE TO REFLECT YOUR VOTE.
Please mark your votes as indicated in this example
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PERSONS NAMED IN PROPOSAL 1 ABOVE.
PLEASE SIGN AND DATE THIS PROXY.
Dated: , 2003

Phone No.

Signature(s)

Please sign exactly as your name appears on this card. Agents, executors, administrators, guardians, and trustees must give full title as such. Corporations should sign by their President or authorized officer.

(Continued from other side)

X